Exhibit 10.23
CONSULTING AGREEMENT

Name:    Dugan Consulting, LLC
Address:    [**]
Phone:    [**]
Email:    [**]

This CONSULTING AGREEMENT (the “Agreement”) is made effective as of December 1, 2025 (the “Effective Date”) by and between Schrödinger, Inc. (“Schrödinger”), a Delaware corporation located at 1540 Broadway, New York, NY 10036, and Dugan Consulting, LLC (“Consultant”) (together referred to as “Parties”). The Parties hereby agree as follows:

1.    Services. Schrödinger hereby engages Consultant to perform the services described in Schedule A (collectively, “Services”).

2.    Payment for Services. During the Term of the Agreement (defined in Section 12 below), Schrödinger agrees to pay Consultant as follows for Consultant’s performance of the Services commencing on the Effective Date, provided such Services are performed consistently with the terms of this Agreement (“Fee”): a retainer payment for the month of December 2025, in the amount of Thirty-Three Thousand Dollars ($33,000), in exchange for up to 40 hours of Services per month; and a retainer payment for each of the months of January, February and March 2026, in the amount of Twenty-Four Thousand Seven Hundred and Fifty Dollars ($24,750), in exchange for up to 30 hours of Services per month; and an hourly rate of Eight Hundred and Twenty-Five Dollars ($825.00) for each hour (prorated) of Services worked above and beyond the maximum hours per month as described in this Section. Payment for the Services will be prorated for any partial months and will be made within thirty (30) days of receipt of a monthly invoice from Consultant describing the Services performed during the applicable month. The Parties agree that: (a) the Fees to be paid are consistent with fair market value in an arm’s length transaction; (b) the Fees are not determined in a manner that takes into account the volume or value of referrals or business otherwise generated between the Parties for which payment may be made in whole or in part under Medicare, Medicaid, or other federal health care programs; (c) the Services performed under this Agreement do not involve the counseling or promotion of a business arrangement or other activity that violates any state or federal law; and (d) the Services are reasonably necessary to accomplish commercially reasonable business purpose. Subject to the prior written approval of Schrödinger following a written request by Consultant (where email shall suffice), Schrödinger shall reimburse the reasonable travel and related expenses incurred by Consultant directly in the course of performing services hereunder, provided that Consultant complies with Schrödinger’s Business and Travel Expense Policy.

3.    Consultant. It is expressly understood that Consultant is an independent contractor of Schrödinger as of the Effective Date, and shall not be deemed to be an employee of Schrödinger. Consultant shall not be entitled to any plans, distributions or benefits provided by Schrödinger to its employees or any statutory or other entitlements to which an employee may be entitled. Accordingly, Schrödinger is not responsible for: (i) any compensation (other than the consideration for Services set forth in Section 2 above); (ii) employee benefits and/or matters relating thereto (including but not limited to annual leave, personal leave, long service leave or any other form of paid leave, severance or redundancy pay, the withholding and/or payment of federal, state and local taxes, Social Security, superannuation, unemployment, and other payroll taxes); or (iii) Worker’s Compensation, disability benefits, or any other additional legal requirements of a similar nature. Consultant acknowledges that all unvested equity awards held as of the termination of Consultant’s employment with Schrodinger will cease vesting as of that date and will be forfeited in accordance with the Company’s equity incentive plan(s). Consultant agrees to indemnify and keep indemnified Schrödinger in relation to any claim or liability arising in respect of such entitlements. Schrödinger will make no deductions from any of the payments due to Consultant hereunder for local, state or federal tax purposes. Consultant agrees that Consultant shall be personally responsible for any and all taxes and other payments due on payments received from Schrödinger hereunder and agrees to indemnify and keep indemnified Schrödinger in respect of all such taxes and payments. Consultant shall procure such insurances related to the provision of the Services as may be reasonably directed by Schrödinger from time to time. Nothing herein shall be construed to create an employment relationship between Schrödinger and Consultant. Consultant will not have the authority to make or assume any commitments on behalf of Schrödinger, or otherwise bind Schrödinger, and may not hold themselves out as having any such authority.

4.    Consultant Personnel. Notwithstanding the preceding section, the following equity awards previously granted to Consultant by Schrödinger shall continue to vest during the Term of this Agreement (including any extension or renewal thereof): (i) the Restricted Stock Unit Award granted on August 9, 2023; (ii) the Performance Restricted Stock Unit Award granted on March 4, 2024; (iii) the Performance Restricted Stock Unit Award granted on March 3, 2025; and (iv) the Restricted Stock Unit Award granted on March 3, 2025 (collectively, the “Specified Awards”), but solely to the extent such awards remain outstanding and unvested as of the termination date of your employment with Schrödinger. The Specified Awards will continue to vest, pursuant to the terms of their applicable agreements and the equity plan under which the awards were granted, so long as Margaret Dugan provides continuous and uninterrupted bona fide services on behalf of Dugan Consulting, LLC to Schrödinger under this Agreement (as the Term may be extended or renewed), from and after the date of the applicable grants and any other applicable vesting conditions are satisfied. Notwithstanding the terms of any other equity award agreement or equity plan governing an award (including any stock option award) granted by Schrödinger to Consultant, effective as of the Effective Date, (i) all equity awards other than the Specified Awards held by Consultant that are unvested as of the Effective Date shall immediately be forfeited in their entirety and (ii) any stock options that are vested as of the Effective Date shall be exercisable for three months following the Effective Date, in accordance with the applicable form of stock option agreement and the equity plan under which the stock option was granted and shall expire on such three-month anniversary of the Effective Date if not exercised on or prior to such date. By execution of this Agreement, Consultant acknowledges and agrees to the foregoing treatment of Consultant’s equity awards. Schrödinger reserves the right of rejection of all subcontractors and/or agents. Failure to reject any subcontractor and/or agency by Schrödinger shall not constitute the superseding or waiver of any right of Schrödinger to reject work not in conformance with Schrödinger’s standards or this Agreement. Consultant shall be fully responsible for its employees, students, subcontractors and/or agents. Nothing in this Agreement shall be construed to create any contractual relationship between Schrödinger and any subcontractor and/or agent.

5.    Copyrights and other Intellectual Property Rights. All work products created by Consultant in the performance of the Services (“Works”) shall be the sole and exclusive property of Schrödinger. Schrödinger shall own all right, title, and interest, including ownership of copyright and other intellectual property rights (whether or not now existing and whether or not registered or registrable) and including any right to apply for the registration of such rights and all renewals and extensions, in, to, and under the Works and all copies thereof and derivative works made from the Works. All Works shall be deemed “works made for hire” (as such term is defined in 17 U.S.C. § 101) for Schrödinger.

6.    Assignment. To the extent that any of the Works are not deemed “works made for hire” by operation of law, Consultant hereby irrevocably assigns, transfers, and conveys, and shall cause their agents, if any, to assign, transfer, and convey to Schrödinger without further consideration all of Consultant’s and Consultant’s agents’ respective right, title, and interest in, to, and under such Works, including all intellectual property rights and all rights to causes of action and remedies related to any of the foregoing, effective immediately upon the inception, conception or creation thereof. Consultant acknowledges that Schrödinger and the successors and assigns of Schrödinger shall have the right to obtain, hold in their own name and transact with any intellectual property rights in, to and under the Works. Consultant agrees to execute any documents or take any other actions as may be reasonably necessary, or as Schrödinger may reasonably request, to perfect Schrödinger’s ownership interest in, to or under the Works, including procuring and causing to be executed all such assignments and other instruments and documents necessary to effectuate the foregoing. If Schrödinger is unable for any reason, after reasonable effort, to secure Consultant’s signature, Consultant hereby designates and appoints Schrödinger and its duly authorized officers as Consultant’s agent and attorney-in-fact to act on behalf of Consultant to execute and file any of the foregoing documents and to perform other lawful acts solely to accomplish the assignment required herein, in each case, with the same legal force and effect as if executed, filed or performed by Consultant. Schrödinger and its officers shall have no liability for any acts or omissions in connection with such appointment. Consultant hereby waives Consultant’s (and shall ensure that Consultant’s agents waive their) moral rights (meaning those rights of Integrity, rights of attribution and other rights of an analogous nature which now exist or which may exist in the future including, without limitation, moral rights under Part IX of the Copyright Act 1968) and unconditionally consents (and shall ensure that Consultant’s agents unconditionally consent) to the doing by Schrödinger and the successors and assigns of Schrödinger of any acts or omissions in relation to the material giving rise to the moral rights that would otherwise constitute an infringement of the Consultant’s (or Consultant’s agents, as the case may be) moral rights.

7.    Representations and Warranty. Consultant represents and warrants to Schrödinger that: (i) Consultant has the right to enter into this Agreement and is not subject to any obligation or restriction, under contract or otherwise, that would prohibit or encumber them from performing their duties, including the Services, hereunder including without limitation providing Schrödinger with the rights to the Works as set forth herein; (ii) Consultant’s performance of the Services, including preparation of the Works, do not and will not infringe the copyright, trademark or other intellectual property rights of any third party; (iii) Consultant’s performance of the Services, including preparation of the Works, do not and will not breach any contractual or other obligations of Consultant to any third party; (iv) Consultant will not incorporate in any deliverables any tangible or intangible intellectual property of any third party; (v) Consultant will not use any tangible or intangible intellectual property of any third party to provide the Services; and (vi) Consultant will perform the Services in a professional and workman-like manner and in compliance with all applicable rules and regulations and in accordance with Schrödinger’s applicable rules and policies and the terms of this Agreement.

8.    Indemnification. Consultant shall, at Consultant’s own expense, indemnify, defend and hold harmless Schrödinger and its affiliates from all third-party claims, losses, and damages which actually arise from the breach of any of Consultant’s representations, warranties, covenants and other obligations under this Agreement (a “Consultant Claim”). Schrödinger shall have the exclusive right to control such defense. In no event shall Consultant settle any claim or proceeding in any manner that prejudices Schrödinger’s rights without Schrödinger’s prior written approval. Except in the event of a Consultant Claim, Schrödinger shall indemnify and hold Consultant harmless against all claims, expenses (including advancement for reasonable attorneys’ and expert witnesses’ fees and costs) and injuries or property which arise out of or relate to Consultant’s good faith performance of the services hereunder. Schrödinger shall have the right to conduct the defense of any such claim or action and all negotiation for its settlement or compromise; provided, however, that (x) no settlement or compromise affecting the financial or legal obligations of Consultant shall be entered into or agreed to without Consultant’s prior approval, and (y) Consultant has the right to participate, at his or her own expense, in the defense and/or settlement of any such claims or actions in order to protect its own interests, provided that such participation shall not impair Schrödinger’s exclusive right to control the defense. This provision shall apply regardless of the form of action, damage, claim, liability, cost, expense, or loss, whether in contract, statute, tort or otherwise. Notwithstanding the foregoing, the indemnification obligations in this Section do not apply to the extent that the liabilities, damages, or losses (including reasonable attorneys’ fees and expert witnesses’ fees and costs) arise in whole or in part from the negligence, recklessness or willful misconduct of the indemnified party. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST BUSINESS OR PROFITS, LOSS OF GOODWILL, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.    Compliance with Laws. Consultant (a) represents and certifies that she has never been debarred or convicted of a crime for which a person can be debarred under 21 USC Sec. 335a (“335a”); nor disqualified pursuant to the provisions of 21 C.F.R. Sec. 312.70 or its successor provisions; nor threatened to be debarred or disqualified pursuant to 21 C.F.R. Sec. 312.70 or 21 USC Sec. 335a; (b) agrees that she will notify Schrödinger immediately in the event of any such debarment, conviction, threat or indictment occurring during the term of this Agreement or within five (5) years following its expiration or earlier termination. Consultant agrees to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes in the performance of their obligations under this Agreement, including but not limited to the procurement of permits, licenses and certificates where required and payment of applicable taxes (collectively, “Applicable Laws”). Consultant shall ensure that any employees, subcontractors or agents retained by Consultant in connection with the Services provided hereunder shall similarly comply with all Applicable Laws. Consultant further warrants that Consultant shall comply with all federal, state and local laws and regulations that may be applicable to Consultant if Consultant becomes an employer or contractor of labor.

10.    Confidentiality. Consultant agrees, during the Term of this Agreement and at all times thereafter: (i) to hold the Confidential Information of Schrödinger in strict confidence; (ii) not to use the Confidential Information, except to the extent necessary to perform the Services; and (iii) not to disclose the Confidential Information to any third party, except to the extent expressly permitted in writing by an authorized representative of Schrödinger. “Confidential Information” includes, without limitation, all information pertaining in any manner to the business of Schrödinger or its affiliates, consultants, customers or business associates, unless the information: (A) is or becomes generally known to the public through no fault of Consultant; (B) is disclosed to Consultant on a non-confidential basis from a source who is entitled to disclose it; or (C) can be shown by documentation to have been independently developed by Consultant without reference to the Confidential Information prior to initial disclosure by Schrödinger. This definition of “Confidential Information” includes but is not limited to any and all: (a) technical or non-technical information and know-how about Schrödinger’s products and services, including the Works; (b) financial and other information about expenses, profits, markets, sales and pricing structures, advertisers, customers, and members; (c) plans, forecasts and strategies for business, marketing, future development and new product concepts; and (d) employee personnel information (including but not limited to employee compensation and benefits), all of the foregoing in any form and whether or not labeled or identified as confidential. Consultant shall have the burden of proving the applicability of any of the foregoing exceptions.

11.    Term and Termination; Effect of Termination. This Agreement shall continue through March 31, 2026, unless earlier terminated by either Party upon no less than three weeks advance written notice, where email shall suffice (“Term”). Schrödinger shall pay Consultant for all work authorized by Schrödinger and completed by Consultant prior to the effective date of termination. Schrödinger may also terminate this Agreement with immediate effect upon written notice in the event of Consultant’s material breach of this Agreement. Promptly upon the termination of this Agreement, Consultant shall: (i) destroy or return to Schrödinger all electronic data or hard copies containing Confidential Information within Consultant’s access or possession; (ii) return any equipment (including any computer) or other property furnished by Schrödinger; and (iii) return the Works prepared by Consultant in connection with performing the Services.

12.    Remedies. Consultant agrees that monetary damages may not provide a sufficient remedy to Schrödinger for violations of this Agreement. Therefore, Consultant agrees that Schrödinger shall have the right to apply for injunctive or other equitable relief for any such violation. This right shall be in addition to any other remedy Schrödinger may have in law or equity.

13.    Miscellaneous.
a.    If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired.

b.    The headings of sections of this Agreement are for convenience of reference only and will not affect its meaning or construction.
c.    No delay or omission by Schrödinger or Consultant in exercising any right, power or privilege hereunder will impair such right, power or privilege, nor will any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.
d.    This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. To evidence this Agreement, it will not be necessary to produce or account for more than one such counterpart.
e.    This Agreement will be binding upon and inure to the benefit of the successors and assigns of Schrödinger. This Agreement and the rights and obligations hereunder are personal to Consultant, and will not be assignable or transferable by Consultant to any other person, firm or entity without the written consent of Schrödinger.
f.    This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, relating to such subject matter. This Agreement replaces in its entirety the Employment Agreement (“Employment Agreement”) between Consultant and Schrödinger, dated July 27, 2023, except that any provisions of the Employment Agreement that by their nature and content are intended to survive the performance thereof shall so survive the completion and termination of the Employment Agreement. This Agreement may not be amended or modified except by an express written instrument to such effect signed by Consultant and an authorized representative of Schrödinger.
g.    This Agreement and the performance hereof will be construed and governed in accordance with the laws of the State of New York, United States, without giving effect to any jurisdiction’s principles of conflicts of law.
h.    The provisions of this Agreement that by their nature and content are intended to survive the performance hereof shall so survive the completion and termination of this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto have executed this Agreement as of the Effective Date.

ON BEHALF OF SCHRODINGER INC.     ON BEHALF OF CONSULTANT

By: /s/ Karen Akinsanya     By: /s/ Margaret Dugan
Karen Akinsanya Margaret Dugan